Exhibit 99.1

For Further Information Contact

Eddie Northen (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. PROVIDES SUPPORT DURING HURRICANE SEASON

Atlanta, September 15, 2017 – August ended with Hurricane Harvey pounding the Texas coast and impacting hundreds of our Rollins, Inc. (NYSE: ROL) associates, thousands of customers, as well as multiple operations across our businesses. This month, it was Irma’s turn to wreak its havoc on Florida and the adjoining states. We are thankful our employees remained safe through the storms and flooding, although many have endured significant personal property damage. During the height of hurricane season, Rollins employees continue to be our primary concern, and we have resources available to assist in getting them back on their feet.

The Company’s field locations that were impacted are recovering to normal operation quickly, with only a few branches unable to function at this time. Our ability to reach and safely service our customers is impaired by the hurricane aftermath; however, every day will bring improvement. Although it will take a momentous effort to recover from the devastation caused by these storms, we are proud of the diligence and commitment our teammates are exhibiting to return our operations back to pre-hurricane status.

About Rollins, Inc.

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Orkin Canada, Western Pest Services, Critter Control, Inc., The Industrial Fumigant Company, Trutech LLC., Rollins Australia, Waltham Services LLC., PermaTreat, Rollins UK, Crane Pest Control, and Northwest Exterminating, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.orkincanada.ca, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.allpest.com.au, www.walthamservices.com, www.permatreat.com, www.cranepestcontrol.com, www.murraypestcontrol.com.au, www.statewidepestcontrol.com.au, www.safeguardpestcontrol.co.uk, www.callnorthwest.com, and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about Rollins’ having resources available to get employees back on their feet; the company’s field locations that were impacted recovering to normal operations quickly; every day bringing improvement in our ability to reach and service our customers safely, and our ability to return to operations back to pre-hurricane status. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate, hurricane  and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations.  All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.  A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2016.